UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	WSTG	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2022 (the “Effective Date”), the Board of Directors (“Board”) of Wayside Technology Group, Inc. (the “Company”) appointed Matthew Sullivan as the Company’s Chief Accounting Officer, effective February 1, 2022.  In such role, Mr. Sullivan will serve as the Company’s principal accounting officer for purposes of the Company’s filings with the Securities and Exchange Commission.

Mr. Sullivan, age 35, has 13 years of accounting and financial leadership experience. He joined the Company in January 2019 and has risen internally to his most recent role as Vice President, Corporate Controller. Prior to joining the Company, Mr. Sullivan spent two years with Jackson Hewitt as Director of Accounting. Prior to joining Jackson Hewitt, Mr. Sullivan began his professional career in public accounting, including five years with BDO USA. Mr. Sullivan received a Bachelor of Science in Accounting from Kutztown University.

Concurrent with the effectiveness of Mr. Sullivan’s appointment, Andrew Clark, the Company’s Chief Financial Officer, ceased to occupy the role of principal accounting officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: February 1, 2022	By:	/s/ Andrew Clark
	Name:	Andrew Clark
	Title:	Chief Financial Officer

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